UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________
Date of Report (Date of earliest event reported):
August 13, 2014 (August 7, 2014)

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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On August 7, 2014, Magnum Hunter Resources Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s common stockholders voted on the three proposals set forth below, which are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on June 27, 2014 (the “Proxy Statement”). No other business was properly brought before the Annual Meeting.
Proposal 1 – Election of Directors
The Company’s common stockholders elected J. Raleigh Bailes, Sr., Victor G. Carrillo, Rocky L. Duckworth, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty and Jeff Swanson to serve as directors of the Company until the 2015 annual meeting of stockholders of the Company or until their respective successors are duly elected and qualified. The voting results for each of these individuals were as follows:

Nominee	For	Withheld	Broker Non-Votes
J. Raleigh Bailes, Sr.	75,550,967	23,525,323	65,693,058
Victor G. Carrillo	97,151,540	1,924,750	65,693,058
Rocky L. Duckworth	97,187,217	1,889,073	65,693,058
Gary C. Evans	95,941,834	3,134,456	65,693,058
Stephen C. Hurley	78,695,437	20,380,853	65,693,058
Joe L. McClaugherty	78,693,162	20,383,128	65,693,058
Jeff Swanson	96,715,096	2,361,194	65,693,058

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s common stockholders ratified the appointment of BDO USA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, based upon the following votes:

For	Against	Abstain
163,980,500	670,531	118,317

Proposal 3 – Advisory Vote on Executive Compensation
The Company’s common stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
88,497,922	10,198,464	379,904	65,693,058

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: August 13, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer